UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Ranger Energy Services, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

RANGER ENERGY SERVICES, INC.
10350 Richmond Avenue, Suite 550
Houston, Texas 77042
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the stockholders of Ranger Energy Services, Inc.:
Notice is hereby given that the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Ranger Energy Services, Inc. (the “Company,” “we,” “us” or “our”) will be held virtually on May 12, 2023, at 10:00 a.m. Central Daylight Time. There will be no physical meeting location, as the meeting will only be conducted via live webcast. In order to attend the virtual meeting, you must register at www.proxydocs.com/RNGR prior to the start of the meeting.
The Annual Meeting is being held for the following purposes:
1.    To elect the two nominees, Stuart N. Bodden and Richard E. Agee, as Class II directors to the Company’s Board of Directors, each of whom will hold office until the 2026 Annual Meeting of Stockholders and until his successor is elected and qualified or until the earlier of death, resignation or removal.
2.     To ratify the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm for 2023.
3.    To provide non-binding approval of executive compensation.
4.     To provide a non-binding selection of the frequency of future votes on executive compensation.
5.    To transact such other business as may properly come before the Annual Meeting.
Each outstanding share of the Company’s Class A Common Stock (NYSE: RNGR) entitles the holder of record at the close of business on March 13, 2023, to receive notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.
We are pleased to take advantage of rules promulgated by the United States Securities and Exchange Commission that allow us to furnish our proxy materials and our annual report to stockholders on the Internet. We believe that posting these materials on the Internet enables us to provide stockholders with the information that they need more quickly, while lowering our costs of printing and delivery and reducing the environmental impact of our Annual Meeting.
In order to attend the Annual Meeting virtually, you must register in advance at www.proxydocs.com/RNGR prior to the start of the meeting. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the meeting and the ability to submit questions. Please be sure to follow instructions found on your proxy card and/or voting authorization form and subsequent instructions that will be delivered to you via email. If you are planning to attend our meeting, please check the website ten days prior to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.
It is important that you retain a copy of the control number found on the proxy card, voting instruction form or proxy notice, as such number will be required in order for stockholders to gain access to the virtual meeting.

Voting During the Meeting
You may vote shares registered directly in your name as the stockholder of record electronically during the annual meeting. If you choose to vote your shares online during the Annual Meeting, please follow the instructions provided on your proxy notice or the proxy card to log in to www.proxydocs.com/RNGR. You will need the control number included on your proxy notice or on your proxy card. If your shares are held in a stock brokerage account or by a bank, broker or other holder of record, you may also vote electronically during the Annual Meeting using your control number provided by your bank, broker or other holder of record.
Even if you plan to participate in the Annual Meeting, the Company strongly recommends that you vote your shares in advance by internet, telephone, or by signing, dating, and returning the proxy card as described below so that your vote will be counted if you later decide not to participate in the annual meeting.
Questions
If you wish to submit a question, you may do so at the time of meeting registration by logging into the virtual meeting platform at www.proxydocs.com/RNGR. Only questions pertinent to meeting matters will be answered during the meeting, subject to time constraints.
Technical Difficulties
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual annual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the login page.
WHETHER OR NOT YOU EXPECT TO ATTEND THE VIRTUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES BY INTERNET, TELEPHONE, OR BY SIGNING, DATING AND RETURNING THE PROXY CARD YOU WILL RECEIVE IF YOU REQUEST PRINTED MATERIALS. IF YOU CHOOSE TO ATTEND THE VIRTUAL ANNUAL MEETING, YOU MAY STILL VOTE YOUR SHARES VIRTUALLY, EVEN THOUGH YOU HAVE PREVIOUSLY VOTED OR RETURNED YOUR PROXY BY ANY OF THE METHODS DESCRIBED IN OUR PROXY STATEMENT. IF YOUR SHARES ARE HELD IN A BANK OR BROKERAGE ACCOUNT, PLEASE REFER TO THE MATERIALS PROVIDED BY YOUR BANK OR BROKER FOR VOTING INSTRUCTIONS.
ALL STOCKHOLDERS ARE EXTENDED A CORDIAL INVITATION TO ATTEND THE MEETING.

By Order of the Board of Directors,
/s/ Stuart N. Bodden
Stuart N. Bodden President, Chief Executive Officer and Director
Houston, Texas
March 31, 2023

RANGER ENERGY SERVICES, INC.

i

RANGER ENERGY SERVICES, INC.
10350 Richmond Avenue, Suite 550
Houston, Texas 77042
PROXY STATEMENT
2023 ANNUAL MEETING OF STOCKHOLDERS
The Board of Directors (the “Board of Directors” or the “Board”) of Ranger Energy Services, Inc. (the “Company,” “we,” “us” or “our”) requests your proxy for the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) that will be held on May 12, 2023, at 10:00 a.m. Central Daylight Time. The Annual Meeting will be a virtual meeting. There will be no physical meeting location, as the meeting will only be conducted via live webcast. By granting the proxy, you authorize the persons named on the proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting. The Board has made this proxy statement (the “Proxy Statement”) and the accompanying Notice of Annual Meeting of Stockholders available on the Internet at www.proxypush.com/RNGR. The approximate date on which this Proxy Statement, accompanying Notice of Internet Availability of Proxy Materials (the “Notice”) and proxy card and the Company’s 2023 Annual Report to Stockholders are first being made available to stockholders at www.proxypush.com/RNGR is March 31, 2023.
In order to attend the Annual Meeting, you must register in advance at www.proxydocs.com/RNGR prior to the start of the meeting. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the meeting and the ability to submit questions. Please be sure to follow instructions found on your proxy card and/or voting authorization form and subsequent instructions that will be delivered to you via email. If you are planning to attend our virtual meeting, please check the website ten days prior to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.
It is important that you retain a copy of the control number found on the proxy card, voting instruction form or Notice, as such number will be required in order for stockholders to gain access to the virtual meeting.
ABOUT THE ANNUAL MEETING
Purpose of the Annual Meeting
The purpose of the Annual Meeting is for our stockholders to consider and act upon the proposals described in this Proxy Statement and any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof. In addition, management will report on the performance of the Company and respond to questions from stockholders.
Proposals to be Voted Upon at the Annual Meeting
At the Annual Meeting, our stockholders will be asked to consider and vote upon the following four proposals:
•Proposal 1: To elect the two nominees, Stuart N. Bodden and Richard E. Agee, to the Board, each of whom will hold office until the 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) and until their successors are elected and qualified or until the earlier of death, resignation or removal.
•Proposal 2: To ratify the appointment of Grant Thornton, LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.
•Proposal 3: To provide non-binding approval of executive compensation.
•Proposal 4: To provide a non-binding selection of the frequency of future votes on executive compensation.
In addition, any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof will be considered. As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

Recommendation of the Board
The Board recommends that you vote FOR each of the nominees to be elected as a Class II director to the Board (Proposal One), FOR the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal Two), FOR the resolution approving the compensation of our executives as disclosed in this proxy (Proposal Three), and FOR the resolution requiring a “say on pay” vote taking place once every year (Proposal Four).
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 12, 2023: Annual Report, Notice & Proxy Statement and Proxy Card are available at www.proxypush.com/RNGR
Pursuant to the “notice and access” rules adopted by the United States Securities and Exchange Commission (the “SEC”), we have elected to provide stockholders access to our proxy materials via the Internet. The approximate date on which this Proxy Statement, accompanying Notice and proxy card and the Company’s 2023 Annual Report to Stockholders are first being made available to stockholders at www.proxypush.com/RNGR is March 31, 2023. Such Notice will be sent to all stockholders of record as of March 13, 2023 (the “Record Date”). The Notice includes instructions on how to access our proxy materials over the Internet and how to request a printed copy of these materials. In addition, by following the instructions in the Notice, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.
Choosing to receive your future proxy materials by e-mail will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.
Our 2023 Annual Report to Stockholders and this Proxy Statement are available at www.proxypush.com/RNGR.
Voting at the Annual Meeting
The Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”), is the only class of securities that entitle holders to vote at meetings of the Company’s stockholders. Each share of Class A Common Stock outstanding on the Record Date entitles the holder to one vote at the Annual Meeting. To participate, vote or submit questions, you will receive further instructions via email, including unique links to access the Annual Meeting and to submit questions in advance of the Annual Meeting. Stockholders may vote and submit questions during the Annual Meeting via live webcast.
If, on the Record Date, you hold shares of our Class A Common Stock that are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares. Mediant, Inc. (“Mediant”) is sending these proxy materials directly to you on our behalf. As a stockholder of record, you may vote virtually at the Annual Meeting or by proxy. Whether or not you plan to attend the Annual Meeting virtually, you may vote via the Internet by following the instructions on the Notice. If you request printed copies of the proxy materials by mail, you may also vote by signing and submitting your proxy card or by submitting your vote by telephone. Whether or not you plan to attend the Annual Meeting, we urge you to vote by way of the Internet, telephone or by completing and returning the proxy card you will receive upon request of printed materials. If you submit a proxy but do not give voting instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board stated in this Proxy Statement. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by: (1) delivering a written notice of revocation addressed to Ranger Energy Services, Inc., Attn: Melissa Cougle, 10350 Richmond Ave., Suite 550, Houston, Texas 77042; (2) a duly executed proxy bearing a later date; (3) voting again by Internet or telephone; or (4) attending the Annual Meeting and voting virtually. Your last vote or proxy will be the vote or proxy that is counted. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you vote or specifically so request.
If, on the Record Date, you hold shares of our Class A Common Stock in an account with a brokerage firm, bank or other nominee, then you are a beneficial owner of the shares and hold such shares in “street name,” and these proxy materials will be forwarded to you by that organization. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in their account, and the nominee has enclosed or provided voting instructions for you to use in directing how to vote your shares. The nominee that holds your shares, however, is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares virtually at the Annual Meeting unless a legal proxy from your broker, bank or other nominee confirming your beneficial ownership of the shares as of the Record Date is obtained. Whether or not you plan to attend the Annual Meeting, we urge you to vote by following the voting instructions provided to you to ensure that your vote is counted.
If you are a beneficial owner and do not vote, and your broker, bank or other nominee does not have discretionary power to vote your shares, your shares may constitute “broker non-votes.” Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal and generally occur because the broker (1) does not receive voting instructions from the beneficial owner, and (2) lacks discretionary authority to vote the shares. Brokers and other nominees have discretionary authority to vote on ratification of our independent registered public accounting firm for clients who have not provided voting instructions. However, without voting instructions from their clients, they cannot vote on “non-routine” proposals, including the election of directors. Shares that constitute broker non-votes will be counted for the purpose of establishing a quorum at the Annual Meeting.
Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. If you receive more than one Notice, it is because your shares are registered in more than one name or are registered in different accounts. Please follow the instructions on each Notice received to ensure that all of your shares are voted.
A list of stockholders of record as of the Record Date will be available for inspection during ordinary business hours at our offices located at 10350 Richmond Ave., Suite 550, Houston, Texas 77042, for a period of ten days prior to the date of our Annual Meeting. You may also examine our stockholder list during the Annual Meeting by following instructions provided on the Annual Meeting website, which may be accessed at www.proxydocs.com/RNGR.
Quorum Requirement for the Annual Meeting
The presence at the Annual Meeting, whether virtually or by valid proxy, of the persons holding a majority of shares of Class A Common Stock outstanding on the Record Date will constitute a quorum, permitting us to conduct our business at the Annual Meeting. On the Record Date, there were 25,922,342 shares of Class A Common Stock held by approximately 80 stockholders of record, which does not include stockholders whose shares are held in “street name.” Abstentions (i.e., if you or your broker mark “ABSTAIN” on a proxy or voting instruction form, or if a stockholder of record attends the Annual Meeting but does not vote (either before or during the Annual Meeting)) and broker non-votes will be considered to be shares present at the meeting for purposes of a quorum.
Required Votes
Election of Directors.    Each nominated director will be elected by the vote of the plurality of the votes validly cast on the election of directors at the Annual Meeting. Broker non-votes and WITHHOLD votes are not taken into account in determining the outcome of the election of directors.
Ratification of our independent registered public accounting firm.    Approval of the proposal to ratify the Audit Committee’s appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2023, requires the affirmative vote of the holders of at least a majority of the voting power of the shares of Common Stock (as defined below) present virtually or represented by proxy at the Annual Meeting and entitled to vote. Broker non-votes are not taken into account in determining the outcome of this proposal, and abstentions will have the effect of a vote against this proposal.
Non-binding approval of executive compensation. Approval of the proposal for the non-binding approval of executive compensation requires the affirmative vote of the holders of a majority of the shares present, virtually or by proxy, and entitled to be voted at the Annual Meeting. Votes cast FOR or AGAINST and abstentions with respect to this proposal will be counted as shares entitled to vote on the proposal. Broker non-votes are not taken into account in determining the outcome of this proposal, and abstentions will have the effect of a vote against this proposal.
Non-binding selection of the frequency of future votes on executive compensation. Approval of the proposal on the non-binding selection of the frequency of future votes on executive compensation requires the affirmative vote of the holders of a plurality of the shares present, virtually or by proxy, and entitled to be voted at the Annual Meeting. Shares may be voted for a frequency of ONCE EVERY YEAR, ONCE EVERY TWO YEARS, ONCE EVERY THREE YEARS or to ABSTAIN. Broker non-votes are not taken into account in determining the outcome of this proposal. In voting for this matter, abstentions will have the same effect as a non-vote and will have no effect on the outcome of this vote.
Solicitation of Proxies
Solicitation of proxies may be made via the Internet, mail, personal interview or telephone by officers, directors and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of Class A Common Stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses. In addition, the Company has retained Mediant to provide various services relating to the proxies, including webhosting, printing, mailing and tabulating votes, for an aggregate fee of approximately $30,000. The Company will bear all costs of such services.
Default Voting

A proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly execute and submit a proxy, but do not provide any voting instructions, your shares will be voted FOR each of the director nominees listed in Proposal ONE, FOR Proposal TWO, FOR Proposal THREE and FOR a frequency of ONCE EVERY YEAR in connection with Proposal FOUR.
If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted in accordance with the discretion of the holders of the proxy. The Board of Directors knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting.
DIRECTORS AND EXECUTIVE OFFICERS
After the Annual Meeting, assuming the stockholders elect the two nominees of the Board of Directors as set forth in “Proposal One—Election of Directors,” the Board of Directors of the Company will be, and the executive officers of the Company are:

Name	Age	Title
Stuart N. Bodden	54	President, Chief Executive Officer and Class II Director
Melissa Cougle	46	Chief Financial Officer
J. Matthew Hooker	60	Sr. Vice President of Well Services
William M. Austin (1)(3)	77	Chairman of the Board and Class III Director
Brett T. Agee	49	Class III Director
Richard E. Agee (2)(3)	80	Class II Director
Charles S. Leykum	45	Class I Director
Krishna Shivram (2)	60	Class I Director
Michael C. Kearney (1)(2)(3)	74	Class I Director
___________________________________________
(1)    Member of the Audit Committee.
(2)    Member of the Compensation Committee.
(3)    Member of the Nominating and Governance Committee.
Effective as of the date of the Annual Meeting, and as announced in the Company’s Form 8-K filing on March 7, 2023, the Company’s Board of Directors will consist of seven members, and if the stockholders elect each of the nominees to the Board as set forth in “Proposal One—Election of Directors” above, the Board will continue to consist of seven members. The Board of Directors is divided into three classes: Class I, Class II and Class III, with each class serving staggered three-year terms. Each year, one class of directors will stand for re-election as their terms of office expire. Presented below is biographical information about each of the Company’s executive officers, directors and nominees for director.
Stuart N. Bodden—President, Chief Executive Officer and Director.  Stuart Bodden has served as our President and Chief Executive Officer since September 2021. Mr. Bodden has over 20 years of experience in various executive roles in the oil and gas industry. Prior to joining Ranger Energy Services in September 2021, Mr. Bodden was President and Chief Executive Officer at Express Energy Services in Houston from 2016 to 2021. Mr. Bodden served as President Director for Pacific Oil and Gas in Singapore, which was later purchased by Pacific Energy Corporation Limited, from February 2010 to January 2012 where he led the upstream business and oversaw production and development of oil and gas assets, coal exploration in Sumatra and the creation of a new power business. Mr. Bodden was a Partner at McKinsey & Company in the Houston and Singapore offices, leading projects in the oilfield services and upstream oil and gas sectors during his 10+ year tenure. Mr. Bodden received his Bachelor of Science degree from Brown University and his Master of Business Administration from The University of Texas, Austin.
Melissa Cougle—Chief Financial Officer.   Melissa Cougle has served as our Chief Financial Officer (“CFO”) since June 2022. Ms. Cougle has over 20 years of finance leadership experience in the energy and oilfield services industry, including CFO roles at Frank’s International from May 2019 to November 2021 and National Energy Services Reunited (“NESR”) from May 2018 to May 2019. Prior to her CFO roles, Ms. Cougle served in a variety of leadership roles at Ensco plc, and its predecessor organization, Pride International, for 13 years from 2005 to 2018 some of which included Vice President-Treasurer, Vice President-Integration, Director of Internal Audit and Director of Finance and Administration. She currently serves on the board of Tidewater Incorporated and the advisory board of the Energy Workforce & Technology Council. She brings a deep public company finance background including strategic planning, accounting, financial analysis, public company reporting and internal financial controls. Ms. Cougle received her Bachelor of Science degree from Louisiana State University and is a

Certified Public Accountant. Ms. Cougle also holds an accreditation in Cybersecurity Oversight issued by the National Association of Corporate Directors.
J. Matthew Hooker—Sr. Vice President of Well Services.   J. Matthew Hooker has served as our Sr. Vice President of Well Services since November 2018. He also served as our Chief Operating Officer from April 2017 to November 2018. Mr. Hooker served as the Senior Vice President of Business Development at Express Energy Services from July 2015 until January 2017, and Senior Vice President of Drilling Services from January 2012 to July 2015. Previously, Mr. Hooker worked at Latshaw Drilling as Vice President of Operations. Prior to that, he served as the North American Regional/Country Manager for Saxon Drilling LP. Mr. Hooker began his career at Nabors Well Services LTD, where he held various positions culminating as Vice President of US Operations.
William M. Austin—Chairman of the Board.    William M. Austin has served as Chairman of our Board of Directors since 2021, and has been a member of our board since 2017, as a member of Torrent Energy Services LLC’s board of directors since 2015 and as a member of Ranger Services’ board of directors from its founding in 2014 until 2016, subsequent to which he served as an adviser to Ranger Energy Services LLC’s (“Ranger Services”) board of directors until 2017. Mr. Austin has served as President with Austin Lee Ventures LTD, a Houston, Texas-based investment company, since 2010. Mr. Austin currently serves as a member of the board of directors of Stallion Oilfield Services, a position he has held since 2017, and was formerly a member of the board of directors of Nuverra Environmental Solutions, Inc. (OTCQB: NESC), from 2014 to 2017. He is a former member of the board of directors of Express Energy LLP, a Houston, Texas-based oilfield services company, which was sold in 2014. Mr. Austin served as Executive Vice President and Chief Financial Officer of Exterran Holdings from 2011 until 2014, and he also served as Senior Vice President and Director of Exterran GP, LLC from 2012 until 2014. We believe that Mr. Austin’s over 35 years of experience across varying industries and history of board service bring important and valuable skills to our Board of Directors. Mr. Austin holds a Bachelor of Science degree in Electrical Engineering from Brown University, a Master of Science degree from Stevens Institute of Technology and a Master of Business Administration from Columbia University.
Brett T. Agee—Director.    Brett T. Agee has served as a member of our Board of Directors since 2017, as the President and Chief Executive Officer of Bayou Well Holdings Company, LLC (“Bayou Holdings”) since 2011 and as the Chief Executive Officer of Ranger Services from 2016 to 2017. Prior to joining us, Mr. Agee served as the Chief Executive Officer of Bayou Well Services, LLC (“Bayou Services”) from its founding in 2009 until our acquisition thereof in 2016. We believe that Mr. Agee’s extensive experience in the energy industry and with Bayou Holdings and Bayou Services, as well as his substantial business, leadership and management experience, brings important and valuable skills to our Board of Directors. Mr. Agee is the son of Richard E. Agee, a member of our Board of Directors. Mr. Agee holds a Bachelor of Science in Geography from Texas A&M University’s College of Geosciences.
Richard E. Agee—Director.    Richard E. Agee has served as a member of our Board of Directors since 2017. Mr. Agee founded Wapiti Energy, LLC, a privately held oil and natural gas company focused on strategic exploration throughout the United States, in 2000, and has served as the Chairman of its board of directors since its founding. He served as the Chairman of the board of directors of Bayou Services until our acquisition thereof in 2016. We believe that Mr. Agee’s extensive experience serving as an officer and director for several energy companies brings important and valuable skills to our Board of Directors. Mr. Agee is the father of Brett T. Agee, a member of our Board of Directors. Mr. Agee holds both Bachelor of Science and Master of Science degrees in Petroleum Engineering from the University of Wyoming. Mr. Agee was also a Sloan Fellow at the Massachusetts Institute of Technology, where he received his Master of Science.
Charles S. Leykum—Director.    Charles S. Leykum has served as a member of our Board of Directors since 2017 and as a member of Ranger Services’ board of directors since its founding in 2014. Mr. Leykum founded CSL, an energy services-focused private equity firm in 2008. Prior to founding CSL, Mr. Leykum was a Portfolio Manager at Soros Fund Management LLC. Before his time at Soros, he worked in the Principal Investment Area and the Investment Banking Division of Goldman, Sachs & Co. Mr. Leykum currently serves as a member of the board of directors of Sentinel Energy Services Inc. (STNLU). We believe that Mr. Leykum’s extensive investment experience in the energy industry and service as a director for several energy companies brings important and valuable skills to our Board of Directors. Pursuant to the Stockholders’ Agreement (as defined below), Mr. Leykum has certain rights, subject to certain exceptions, to remain a member of our Board of Directors for so long as CSL beneficially owns at least 10% of our Class A Common Stock. Mr. Leykum graduated with a Bachelor of Arts in Economics from Columbia University and a Master of Business Administration from Harvard Business School in 2004.
Krishna Shivram—Director.    Mr. Shivram currently serves as Managing Partner of Veritec Ventures LLC, a venture capital firm focused on making investments in decarbonization and energy transition targets. Mr. Shivram served as Chief Executive Officer and Director of Sentinel Energy Services Inc. (STNLU), from 2017 to 2020. Mr. Shivram served as the Executive Vice President and Chief Financial Officer of Weatherford International plc from 2013 to 2016, and as interim Chief Executive Officer of Weatherford International plc from 2016 to 2017. Immediately prior to joining Weatherford, Mr. Shivram served as Vice President and Treasurer of Schlumberger Ltd. since 2011. Prior to his serving as Vice President and Treasurer, Mr. Shivram held a number of senior management positions at Schlumberger, including Controller—Drilling Group from 2010 to 2011, Manager—Mergers and Acquisitions from 2009 to 2010 and Controller—Oilfield Services from 2006 to 2009. Mr. Shivram is a Chartered Accountant and we believe that his experience in financial accounting, income taxes and treasury operations, along with a strong background in corporate finance and mergers and acquisitions, bring important and valuable skills to our Board of Directors..
Michael C. Kearney—Director.    Michael C. Kearney has served as a member of our board of directors since 2018 and Chairman of our Audit Committee since 2021. Mr. Kearney was appointed to Chairman of the Board of Expro Group Holdings N.V. since October 2021 and served as Frank’s International’s Chairman, President and Chief Executive Officer, from 2017 through 2021 prior to the merger. Mr. Kearney was appointed to Frank’s International Board from 2013 through 2021 in capacities as Chairman and Lead Supervisory Director and, during his tenure, was a member of the Audit Committee and Compensation Committee. Mr. Kearney previously served as President and Chief Executive Officer of DeepFlex Inc., a privately held oilfield services company which was engaged in the manufacture of flexible composite pipe used in offshore oil and gas production, from 2009 until 2013, and served as the Chief Financial Officer of DeepFlex Inc. from 2008 until 2009. Mr. Kearney served as Executive Vice President and Chief Financial Officer of Tesco Corporation from 2004 to 2007. From 1998 until 2004, Mr. Kearney served as the Chief Financial Officer and Vice President—Administration of Hydril Company. In addition to his executive experience, Mr. Kearney’s experience extends to serving on the board of directors of Core Laboratories from 2004 until 2017 and serving on the Board and Audit Committee of Fairmount Santrol from 2015 to 2018. Mr. Kearney was selected as a director because of his experience in the oil and gas industry and his experience serving on the board of directors of other companies. Mr. Kearney received a Bachelor of Business Administration degree from Texas A&M University, as well as a Master of Science degree in Accounting from the University of Houston.
MEETINGS AND COMMITTEES OF DIRECTORS
The Board of Directors held seven meetings and its independent directors met in executive session four times during 2022. During 2022, all of our directors attended 100% of the meetings of the Board of Directors and the meetings of the committees of the Board of Directors on which each director served.
Directors are expected and encouraged to attend the Company’s annual meeting of stockholders, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.
Under the Company’s Corporate Governance Guidelines, Mr. Austin, as Chairman of the Board, will preside at and is responsible for preparing an agenda for the meetings of the independent directors in executive session.
The Board of Directors currently have three standing committees, the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee.
The Board of Directors and the Audit Committee each expect to meet a minimum of four times per calendar year in 2023 and future years. The Compensation Committee and Nominating and Governance Committee expects to meet a minimum of twice per calendar year in 2023 and future years.
Audit Committee.    During the year ended December 31, 2022, the members of the Audit Committee were Messrs. Kearney (Chairman), Austin, and Dunn. Mr. Dunn will step down from the Board of Directors and will not be renominated at the Annual Meeting. Following the Annual Meeting, the members of the Audit Committee will be Messrs. Kearney (Chairman), Austin and Shivram. The Audit Committee held four meetings during 2022. Additional information regarding the functions performed by the Audit Committee and its membership is set forth in the “Audit Committee Report” included herein and also in the “Audit Committee Charter” that is posted on the Company’s website at www.rangerenergy.com.
The Audit Committee oversees, reviews, acts and reports on various auditing and accounting matters to the Board of Directors, including: the selection of the Company’s independent registered public accounting firm, the scope of annual audits, fees to be paid to the independent registered accounting firm, the performance of the Company’s independent registered public accounting firm and the Company’s accounting practices. In addition, the Audit Committee oversees the Company’s compliance programs relating to legal and regulatory requirements, and is responsible for overseeing the Company’s assessment and management of financial reporting and internal control risks, as well as other financial risks, such as the credit risks associated with counterparty exposure.
Compensation Committee.    During the year ended December 31, 2022, Messrs. Shivram (Chairman), R. Agee and Kearney served, and currently serve, as members of the Compensation Committee. The Compensation Committee held one meeting during the fiscal year ended December 31, 2022. Additional information regarding the functions performed by the Compensation Committee and its membership is set forth in the “Compensation Committee Charter” that is posted on the Company’s website at www.rangerenergy.com.

The Compensation Committee reviews and approves all compensation of directors and executive officers, including salaries, bonuses and compensation plans, policies and programs of the Company and administers all plans of the Company under which shares of common stock may be acquired by directors or executive officers of the Company. The Compensation Committee has the authority to hire a compensation consultant to assist the committee in fulfilling its duties. In 2023, the Compensation Committee hired NFP Compensation Consulting (“NFP”), formerly known as Longnecker & Associates, (to conduct an independent executive compensation review and provide analysis, conclusions, and recommended considerations to the Compensation Committee. NFP reviewed the total direct compensation for the Company’s NEOs, assessed the competitiveness of each NEO’s compensation package compared to a peer group of comparative companies, and presented its conclusions and recommendations to the Compensation Committee at its meeting on March 1, 2023.
Nominating and Governance Committee.    During the year ended December 31, 2022, Messrs. Austin (Chairman), Kearney, and R. Agee served, and currently serve, as members of the Nominating and Governance Committee. The Nominating and Governance Committee was appointed by the Board of Directors in 2021 to assist in fulfilling its oversight responsibilities. The Nominating and Governance Committee held two meetings during the fiscal year ended December 31, 2022. Additional information regarding the functions performed by the Nominating and Governance Committee and its membership is set forth in the “Nominating and Governance Committee Charter” that is posted on the Company’s website at www.rangerenergy.com.
The Nominating and Governance Committee, amongst other responsibilities, identifies individuals qualified to be members of the Board of Directors and to recommend to the Board director nominees for the next annual meeting of stockholders, advises the Board about the appropriate composition of the Board and its Committees, recommends to the Board the directors to serve on each outstanding Committee and oversees the development and implementation of management’s succession planning.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2022, our last completed fiscal year, none of our executive officers served on the board of directors or compensation committee of a company that had an executive officer who served on our Board or our Compensation Committee and participated in deliberations of the Board or the Compensation Committee concerning executive officer compensation. Further, no member of our Board was an executive officer of a company in which one of our executive officers served as a member of the board of directors or compensation committee of that company.
DIRECTOR COMPENSATION
We provided certain of our independent directors, who served during 2022, with an annual retainer of $100,000 per year, which was paid in cash and an annual equity-based compensation in the form of a Restricted Stock award which has a grant date value of $75,000. All members of our Board of Directors are reimbursed for certain reasonable expenses in connection with their services to us.

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (3) ($)	Total ($)
William M. Austin	100,000	75,000	175,000
Krishna Shivram	100,000	75,000	175,000
Michael C. Kearney	100,000	75,000	175,000
Brett T. Agee	100,000	75,000	175,000
Byron A. Dunn	100,000	75,000	175,000
Richard E. Agee	100,000	75,000	175,000
Charles S. Leykum(2)	100,000	75,000	175,000
Gerald C. Cimador(2)	100,000	75,000	175,000
_______________________________________________
(1)    Represents the director cash retainer payments made during 2022.

(2)    Pursuant to the policies of CSL Capital Management, equity awards granted to Charles S. Leykum and Gerald C. Cimador, each of whom are affiliated with CSL Capital Management, for services provided for acting as a Director are for the benefit of CSL Capital Management, where Charles S. Leykum is an indirect beneficial owner of such shares.

(3)    Represents the aggregate grant-date fair value under accounting standards for recognition of share-based compensation expense for Restricted Stock granted to our independent directors in 2022, computed in accordance with FASB ASC Topic 718. Each of Messrs. Austin, Shivram, Kearney, B.

Agee, Dunn, R. Agee, Leykum and Cimador were granted 8,427 shares of restricted stock on August 12, 2022, with a fair value of $8.90 per share, which amount is based on the closing price of one share of our Class A Common Stock on the date of grant. For further discussion of the respective awards, please see “Note 8—Equity-Equity Based Compensation,” of the Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2022. The following table shows the aggregate number of stock awards and option awards outstanding for each director as of December 31, 2022.

Name	Aggregate Stock Awards Outstanding as of December 31,2022	Aggregate Option Awards Outstanding as of December 31, 2022
William M. Austin	8,427	—
Krishna Shivram	8,427	—
Michael C. Kearney	8,427	—
Brett T. Agee	8,427	—
Byron A. Dunn	8,427	—
Richard E. Agee	8,427	—
Charles S. Leykum(a)	8,427	—
Gerald C. Cimador (a)	8,427	—
(a)     Pursuant to the policies of CSL Capital Management, equity awards granted to Charles S. Leykum and Gerald C. Cimador, each of whom are affiliated with CSL Capital Management, for services provided for acting as a Director are for the benefit of CSL Capital Management, where Charles S. Leykum is an indirect beneficial owner of such shares.

PROPOSAL ONE—ELECTION OF DIRECTORS
As of the date of the Annual Meeting, and as announced in the Company’s Form 8-K filing on March 7, 2023, the Board of Directors will consist of seven directors. In accordance with the terms of our Certificate of Incorporation and our Amended and Restated Bylaws, the Board of Directors is divided into three classes: Class I, Class II and Class III, with each class serving staggered three-year terms. Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. Each director elected to the Board of Directors will hold office until his or her successor has been elected and qualified or until the earlier of their death, resignation, disqualification or removal. The current members of the classes of our Board are divided as follows:
•Class II (current term expires in 2023): Richard E. Agee and Stuart N. Bodden
•Class III (term expires in 2024): Brett T. Agee and William M. Austin
•Class I (term expires 2025): Charles S. Leykum, Michael C. Kearney and Krishna Shivram
The Board of Directors has nominated the following individuals for election as Class II directors of the Company, to serve until the 2026 Annual Meeting, and until his successor is elected and qualified or until the earlier of death, resignation or removal:
Richard E. Agee
Stuart N. Bodden
Each of the above individuals are currently serving as a director of the Company. Biographical information for each individual is contained in the “Directors and Executive Officers” section above.
The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, either the number of the Company’s directors will be reduced or the persons acting under the proxy will vote for the election of a substitute nominee that the Board of Directors recommends.
Vote Required
The election of directors in this Proposal ONE requires the affirmative vote of a plurality of the votes validly cast at the election. Neither WITHHOLD votes nor broker non-votes will have any effect on the outcome of voting on director elections.
Recommendation
The Board of Directors unanimously recommends that stockholders vote FOR the election of each of the nominees.

PROPOSAL TWO—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has appointed Grant Thornton LLP (“Grant Thornton”) as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023. The audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2022, was completed by BDO USA, LLP (“BDO”) on March 13, 2022.
The Board of Directors is submitting the appointment of Grant Thornton for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board of Directors and the Audit Committee believe the submission provides an opportunity for stockholders, through their vote, to communicate with the Board of Directors and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the appointment of Grant Thornton, the Audit Committee will reconsider the appointment of that firm as the Company’s independent registered public accounting firm.
The Audit Committee has the sole authority and responsibility to retain, evaluate and replace the Company’s independent registered public accounting firm. The stockholders’ ratification of the appointment of Grant Thornton does not limit the authority of the Audit Committee to change independent registered public accounting firms at any time.
Dismissal of Independent Registered Public Accounting Firm
The Audit Committee conducted a competitive selection process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The Committee invited several international public accounting firms to participate in this process, including BDO, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2022. As a result of this process, the Audit Committee approved the appointment on March 8, 2023 of Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, subject to completion of its standard client acceptance procedures. The action dismissed BDO as the Company’s independent registered public accounting firm effective as of the filing of the Company’s Form 10-K for the year ended December 31, 2022 with the SEC on March 13, 2023 (the “2022 Annual Report on Form 10-K”).

The reports of BDO on the Company’s consolidated financial statements for the two most recent fiscal years ended December 31, 2022 and 2021 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Company's consolidated financial statements for the fiscal years ended December 31, 2022 and 2021, and through March 13, 2023, there were no disagreements with BDO on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the matter in their report. There were no reportable events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K during the fiscal years ended December 31, 2022 and 2021 through March 13, 2023, except for the material weaknesses in the Company’s internal control over financial reporting previously reported in Part II, Item 9A “Controls and Procedures” in the Company’s 2022 Annual Report on Form 10-K, relating to: (i) ineffective controls over segregation of duties related to the review of manual journal entries and account reconciliations, (ii) ineffective information technology general controls related to administrative user access to the Company’s information systems that are relevant to the preparation of financial statements to ensure appropriate segregation of duties and to adequately restrict access to financial applications and data and (iii) ineffective controls over accounting for complex transactions..

Appointment of New Independent Registered Accounting Firm

Effective March 8, 2023, the Board unanimously approved the appointment of Grant Thornton as the Company’s new independent registered public accounting firm to be effective March 13, 2023. During the most recent fiscal years ended December 31, 2022, and 2021, and the subsequent interim periods through March 13, 2023, neither the Company nor anyone acting on its behalf has consulted with Grant Thornton with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the audit opinion that might be rendered on the Company’s consolidated financial statements and no written report or oral advice was provided to the Company by Grant Thornton that was an important factor considered by the Company in deciding on any accounting, auditing or financial reporting issue, or (ii) any matter subject to any“ disagreement” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

Audit and Other Fees
The table below presents the aggregate fees billed by BDO, the Company’s independent registered public accounting firm, for services provided in the last two fiscal years:

	2022	2021
Audit Fees (1)	$1,383,186	$1,182,011
Total	$1,383,186	$1,182,011
_______________________________________________
(1)     The audit fees consist of the aggregate fees paid for professional services rendered for (i) the audit of our annual financial statements included in our Annual Report on Form 10-K and (ii) a review of financial statements included in our Quarterly Reports on Form 10-Q.
The charter of the Audit Committee and its pre-approval policy require that the Audit Committee review and pre-approve the plan and scope of Grant Thornton’s audit, audit-related, tax and other services. For the year ended December 31, 2022, the Audit Committee pre-approved all of the audit services described above. The Company expects that representatives of BDO will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.
Vote Required
Approval of Proposal TWO requires the affirmative vote of the holders of a majority of the shares present, virtually or by proxy, and entitled to be voted at the Annual Meeting. Votes cast FOR or AGAINST and abstentions with respect to this Proposal TWO will be counted as shares entitled to vote on the Proposal. A vote to ABSTAIN will have the effect of a vote AGAINST the Proposal.
Recommendation
The Board of Directors unanimously recommends that stockholders vote FOR the ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for 2023.

EXECUTIVE COMPENSATION
The following discussion relates to the compensation of the individuals who served as our principal executive officer (“PEO”) and our two other most highly compensated executive officers, as determined under the rules of the SEC, based on compensation paid to or earned by such individuals for the fiscal year ended December 31, 2022. We are currently considered a “smaller reporting company” (as such term is defined in Item 10(f) of Regulation S-K) for purposes of the SEC’s executive compensation disclosure rules. In accordance with such rules, we have opted to comply with the executive compensation disclosure rules in Item 402(l)-(r) of Regulation S-K applicable to smaller reporting companies. Further, our reporting obligations generally extend only to the individuals who served as our PEO and our two other most highly compensated executive officers during fiscal year 2022. For the fiscal year ending December 31, 2022, these individuals are referred to as our “Named Executive Officers” or “NEOs,” as set forth below. The following sections provide compensation information pursuant to the scaled disclosure rules applicable to smaller reporting companies under the rules of the SEC, including reduced narrative and tabular disclosure obligations regarding executive compensation.
In accordance with the foregoing, our Named Executive Officers (“NEOs”) for fiscal year 2022 were:

Name	Current Principal Position
Stuart N. Bodden	President, Chief Executive Officer and Director
Melissa Cougle (1)	Chief Financial Officer
J. Matt Hooker	Senior Vice President of Well Services
J. Brandon Blossman (2)	Former Chief Financial Officer
_______________________________________________
(1) Ms. Cougle began serving as our Chief Financial Officer in June 2022.
(2) Mr. Blossman served as our Chief Financial Officer until his resignation in June 2022.

Summary Compensation Table
The following table summarizes, with respect to our NEOs, information relating to compensation earned for services rendered in all capacities during the fiscal years ended December 31, 2022 and 2021.

Name and Principal Position	Year	Salary (1) ($)	Bonus ($)	Stock Awards(2) ($)	Other Compensation(3) ($)	Total ($)
Stuart N. Bodden	2022	500,000	150,000	771,986	1,280	1,423,266
President, Chief Executive Officer and Director	2021	150,000 (4)	150,000 (5)	1,458,783	2,724	1,761,507

Melissa Cougle (6)	2022	204,615	—	457,934	35	662,584
Chief Financial Officer

Matt Hooker	2022	310,000	44,440	383,442	700	738,582
Senior Vice President of Well Services	2021	265,308	29,250	230,518	8,078	533,154

J. Brandon Blossman (7)	2022	168,270	66,080	492,720	220,410	947,480
Former Chief Financial Officer	2021	303,462	33,750	301,444	2,765	641,421
______________________________________________
(1)    Represents base salary earned during the respective fiscal year.
(2)    Represents the aggregate grant-date fair value under accounting standards for recognition of share-based compensation expense for the respective year. The Company issued performance-based restricted stock units (referred to as “Performance Stock Units” or “PSUs”) and restricted stock awards (“Restricted Stock” or “RSAs”) during the respective fiscal year. The amounts reflected in this column represent the grant date fair value of the PSUs and RSAs granted to the NEOs pursuant to the LTIP, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 718. The value of the PSUs are included in this column at target value. For further discussion of the respective awards, please see Note 8—Equity-Equity Based Compensation of the Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2022 and “—Outstanding Equity Awards at 2022 Fiscal Year-End” below.
(3)    For fiscal year 2022, represents employer contributions to the 401(k) Plan (as defined below) and life insurance premiums for all NEOs and, with respect to Mr. Blossman severance payments (consisting of cash severance and Cobra a premiums) of approximately $175,000 which was paid over a period of six months.
(4)    Mr. Bodden began serving as our President and Chief Executive Officer in September 2021 and therefore, this amount reflects his pro-rated base salary.
(5)    Represents a discretionary bonus in respect of transition services as our President and Chief Executive Officer.
(6)    Ms. Cougle began serving as our Chief Financial Officer in June 2022.
(7)    Mr. Blossman served as our Chief Financial Officer until his resignation in June 2022.

Pay versus Performance Table
The following table summarizes, with respect to our NEOs, information relating to compensation paid to our NEOs in comparison to certain Company performance metrics during the fiscal years ended December 31, 2022 and 2021.

Year(1)(2)	Summary Compen-sation Table Total for PEO ($) (Stuart N. Bodden)	Compen-sation actually paid to PEO ($) (Stuart N. Bodden)	Summary Compen-sation Table Total for PEO ($) (Darron M. Anderson)	Compen-sation actually paid to PEO ($) (Darron M. Anderson)	Summary Compen-sation Table Total for PEO ($) (William Austin)	Compen-sation actually paid to PEO ($) (William Austin)	Average Summary Compen-sation Table for Non-PEO NEOs ($)	Average Compen-sation Actually Paid to Non-PEOs ($)	Total Shareholder Return ($)	Net Income ($) (in Millions)
2022	1,423,266	1,926,881	—	—	—	—	782,882	376,829	77.43	15.1
2021	1,761,507	3,054,070	382,407	382,407	306,362	496,545	587,288	1,327,729	72.22	8.6
(1)     The PEO(s) for each year are as follows:
2022: Stuart N. Bodden
2021: Stuart N. Bodden, Darron M. Anderson and William Austin
(2)     The Non-PEO(s) for each year are as follows:
2022: Melissa K. Cougle, J. Matt Hooker and J. Brandon Blossman.
2021: J. Matt Hooker and Brandon Blossman.
(3)    Deductions from, and additions to, the total compensation of the PEOs and non-PEO NEOs as reflected in the 2022 and 2021 Summary Compensation Table by year to calculate Compensation Actually Paid consist of the following. As the NEOs do not participate in any defined benefit plans, no adjustments were required to amounts reported in the Summary Compensation Table totals related to the value of benefits under such plans.

	2022		2021
	Stuart N. Bodden	Average Non-PEO NEOs	Stuart N. Bodden	Darron M. Anderson	William M. Austin	Average Non-PEO NEOs
Total Compensation from Summary Compensation Table	$1,423,266	$782,882	$1,761,507	$382,407	$306,362	$587,288
Adjustments for Equity Awards
Deduction of grant date values in the Summary Compensation Table	(771,986)	(280,459)	(1,458,783)	—	(76,459)	(265,981)
Year-end fair value of unvested awards granted in the current year	1,102,766	332,209	2,751,346	—	100,030	567,672
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	5,384	(339)	—	—	166,612	33,982
Year-over-year difference of year- end fair values for unvested awards granted in prior years	167,451	15,641	—	—	—	404,768
Fair values at vest date for awards granted and vested in current year	—	92,344	—	—	—	—
Forfeitures during current year equal to prior year-end fair value	—	(565,449)	—	—	—	—
Total Adjustments for Equity Awards	503,615	(406,053)	1,292,563	—	190,183	740,441
Compensation Actually Paid (as calculated)	$1,926,881	$376,829	$3,054,070	$382,407	$496,545	$1,327,729

Compensation Actually Paid and Company Performance
The graphs below provide an illustration of the relationship between the Compensation Actually Paid to our PEO and the average of the Compensation Actually Paid to our Non-PEO NEOs and (i) Company TSR and (ii) Adjusted EBITDA for the fiscal years ended December 31, 2022 and 2021.
TSR amounts reported in the graph below assume an initial fixed investment of $100, and that all dividends were reinvested.

Compensation Actually Paid vs Company Performance
Adjusted EBITDA / TSR
Compensation Actually Paid
100
75
50
25
0
4
3
2
1
0
2021
2022
Comp Actually Paid to PEO (Darron M. Anderson)
Comp Actually Paid to PEO (William M. Austin)
Comp Actually Paid to PEO (Stuart N. Bodden)
Avg Comp Actually Paid to Non-PEO NEOs
TSR
Adjusted EBITDA

16
14
12
10
8
Net Income
4
3
2
1
0
Compensation Actually Paid
2021
2022
Comp Actually Paid to PEO (Darron M. Anderson)
Comp Actually Paid to PEO (William M. Austin)
Comp Actually Paid to PEO (Stuart N. Bodden)
Avg Comp Actually Paid to Non-PEO NEOs
Net Income

Outstanding Equity Awards at 2022 Fiscal Year-End
The following table presents information regarding outstanding equity awards held by our NEOs as of December 31, 2022.

	Stock Awards(1)
Name	Number of Shares or Units of Stock that have not Vested (#) (2)	Market Value of Shares or Units of Stock that have not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(4)
Stuart N. Bodden
Performance Stock Units	—	—	139,286	1,533,539
Restricted Stock	70,425	775,379	—	—

Melissa Cougle
Performance Stock Units	—	—	19,249	211,931
Restricted Stock	19,249	211,931	—	—

Matt Hooker
Performance Stock Units	—	—	44,874	494,063
Restricted Stock	34,589	380,825	—	—

J. Brandon Blossman
Performance Stock Units	—	—	—	—
Restricted Stock	—	—	—	—
_______________________________________________
(1)    The amounts in this table reflect all outstanding PSUs and RSAs held by our NEOs as of December 31, 2022 as described further under “—Additional Narrative Disclosures—Performance Stock Units” and “—Additional Narrative Disclosures—Restricted Stock.”
(2)    Represents time-vested Restricted Stock that generally vests in one-third increments beginning on the initial vesting date shown below:

Name	Unvested Shares	Initial Vesting Date
Bodden	44,863	9/1/2022
	25,562	3/13/2023
Cougle	19,249	3/13/2023
Hooker	4,858	3/15/2021
	10,691	3/14/2022
	19,040	3/13/2023
(3)    Represents Performance Stock Units granted in calendar year 2020, 2021, and 2022, which are subject to a three-year performance period ending on March 13, 2023, March 15 2024, and December 31, 2024, respectively. The actual number of Performance Stock Units that are earned will be determined in a Board meeting subsequent to the end of each respective performance period based on our total stockholder return relative to the total stockholder return of each member of a predefined peer group as described further under “—Additional Narrative Disclosures—Performance Stock Units.”
(4)    The amounts reflected in these columns represent the market value of the PSUs and Restricted Stock, as applicable, held by the NEOs as of December 31, 2022, which was computed based on the closing price of our Class A Common Stock on December 30, 2022 (the last trading day of 2022), which was $11.01 per share.
Additional Narrative Disclosures
Base Salary
Each NEO’s base salary is a fixed component of compensation that does not vary depending on the level of performance achieved. Base salaries are determined for each NEO based on his or her position and responsibility. Pursuant to the employment agreements we maintain with our NEOs, each NEO’s base salary may be increased but not decreased except in connection with a reduction of up to 10% that applies to all similarly situated employees that is necessary to allow us to avoid violating one or more financial covenants contained in loan agreements or similar financing arrangements. Our Compensation Committee reviews the base salaries for each NEO annually as well as at the time of any promotion or significant change in job responsibilities and in connection with each review, our Board of Directors considers individual and company performance over the course of the applicable year.

During 2022, our NEOs who were serving as of December 31, 2022 had the following annualized base salaries: (i) Mr. Bodden—$500,000, (ii) Ms. Cougle—$400,000 and (iii) Mr. Hooker—$310,000.
Cash Bonuses
Our NEOs are eligible to receive bonuses under the Company’s Management Incentive Program (“MIP”) established on February 4, 2019 and last updated on March 30, 2022, which is comprised of annual targets and weighting with respect to certain performance metrics recommended by the Compensation Committee and approved by the Board during its fourth quarter meeting each year. The MIP is intended to recognize the NEOs’ significant contributions and aid in our retention efforts. Our Compensation Committee assesses the performance of each NEO against the established targets at the end of each fiscal year and recommends bonus payouts under the MIP to the Board for final approval. For fiscal year ended December 31, 2022, our NEOs were eligible bonuses under the MIP, which are reflected the Summary Compensation Table. In connection with the fiscal year ended December 31, 2021, Messrs. Bodden and Hooker received a discretionary bonus in 2022 of $150,000 and $44,440, respectively. Ms. Cougle did not receive any cash bonuses in 2022.
Performance Stock Units
PSUs were granted under the LTIP to (1) Mr. Hooker during calendar years 2022, 2021 and 2020, (2) Mr. Bodden during 2021 and 2022 and (3) Ms. Cougle in 2022. In each year, the target value of the PSU grants to Mr. Hooker and Ms. Cougle was approximately 45% and 50%, respectively, of each NEO’s total LTIP award. In each year, the target value of the PSU grants to Mr. Bodden was approximately 150% of his total LTIP award.
    Each PSU represents one share of the Company’s Class A Common Stock and is earned based on performance over a three-year performance cycle, which ended or will end on (i) March 13, 2023 for the PSUs granted in the calendar year 2020 (the “2020 PSUs”), (ii) March 15 2024 for the PSUs granted in the calendar year 2021 (the “2021 PSUs”), and (iii) December 31, 2024 for PSUs granted in the calendar year 2022 (the “2022 PSUs”). Upon completion of the applicable three-year performance cycle, our Board of Directors will determine final payout levels, and Class A Common Stock will be distributed to each of the NEOs. Performance is determined by the relative Total Stockholder Return (“TSR”) of the Company in comparison to the applicable Peer Group and the absolute TSR of the Company. Each of the two performance measures, absolute TSR and relative TSR, are weighted equally in determining the earned award, with maximum performance in both measures resulting in an earned award of 200% of target.
    The Peer Groups to which the Company’s relative TSR performance will be compared for each of the awards are as follows:
•With respect to the 2020 PSUs, the Peer Group includes: Nine Energy Services, Inc., Mammoth Energy Services, Inc., Flotek Industries, Inc., Independence Contract Drilling, Inc., KLX Energy Services Holdings, Inc., NexTier Oilfield Solutions, Inc., Patterson-UTI Energy, Inc., Quintana Energy Services, Inc., and Select Energy Services, Inc.
•With respect to the 2021 PSUs, the Peer Group includes: Mammoth Energy Services, Inc., Flotek Industries, Inc., Independence Contract Drilling, Inc., KLX Energy Services Holdings, Inc., Select Energy Services, Inc., Dril-Quip, Newpark, RPC, Solaris, and US Well Services, Inc.
•With respect to the 2022 PSUs, the Peer Group includes: Dril-Quip, Inc., Exterran Corporation, KLX Energy Services Holdings, Inc., Mammoth Energy Services, Inc., Multistage Holdings, Inc., Newpark Resources, Inc., RPC, Inc., Select Energy Services, Inc., Solaris Oilfield Infrastructure, Inc., and U.S. Well Services, Inc.
    Threshold performance, with respect to absolute TSR, is stock price growth of 10% above the base price of $6.69, $6.08, and $10.42 for the 2020, 2021, and 2022 PSU awards, respectively, at which 25% of the target award tied to this measure is earned. Stock price growth below the 10% results in no award being earned with respect to absolute TSR. Threshold performance, with respect to relative TSR, is total TSR at or above the 30th percentile of the Peer Group, at which 50% of the target award tied to this measure is earned. Performance ranking at or below the 20th percentile results in no award being earned with respect to the relative TSR. With respect to the relative TSR, if there is a 15% decline in stock price compared to the grant date value, then the maximum payout is the target level of 100% regardless of relative rank.
    Target performance, with respect to absolute TSR, is stock price growth of 50% above the base price, at which 100% of the target award tied to this measure is earned. Target performance, with respect to relative TSR, is total TSR at or above the 50th percentile of the Peer Group, at which 100% of the target award tied to this measure is earned.
    Maximum performance with respect to absolute TSR, is stock price growth of 75% above the base price, at which 200% of the target award tied to this measure is earned. Maximum performance, with respect to relative TSR, is total TSR at or above the 100th percentile of the Peer Group, at which 200% of the target award tied to this measure is earned.

    In the event of a change in control during the performance cycle followed by a NEO’s termination of employment without cause within two years following such change in control (and during the performance cycle), all unvested PSUs become fully vested at the target level. If a NEO experiences a termination of employment due to death or disability during the performance cycle, then all of the outstanding PSUs shall become fully vested on such date at the target level.
Restricted Stock Awards
    Restricted Stock awards were granted to (1) Mr. Hooker during calendar years 2022, 2021 and 2020, (2) Mr. Bodden during 2022 and 2021 and (3) Ms. Cougle in 2022. In each year, the target value of the Restricted Stock award granted Messrs. Bodden and Hooker and Ms. Cougle were approximately 100%, 45%, and 50%, respectively, of each NEO’s total LTIP award. Each share of Restricted Stock represents one share of the Company’s Class A Common Stock and such shares, are subject to time-based vesting and are contingent upon continued service with the Company. The Restricted Stock will generally vest in equal annual installments on the first three anniversaries of the applicable date of grant.
    If a NEO’s employment is terminated without cause or the NEO resigns for good reason, all unvested shares of Restricted Stock that would have vested on or before the first anniversary of the applicable date of termination (assuming that the NEO had remained employed through such date) immediately become vested as of the NEO’s date of termination. If a NEO experiences a termination of employment due to death or disability, all unvested shares of Restricted Stock become fully vested. If a NEO is terminated for any other reason, all unvested shares of Restricted Stock are forfeited.
Other Benefits
We offer participation in broad-based retirement, health and welfare plans to all of our employees. We maintain a plan intended to provide benefits under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “401(k) Plan”), where employees were allowed to contribute portions of their base compensation into a retirement account in order to encourage all employees, including any participating NEOs, to save for the future. Under the 401(k) Plan, the Company provides a limited match of employee contributions, including NEO contributions as follows:

Employee Contribution (% of Salary)	Company Matching Contribution
1%	1%
2%	2%
3%	2.5%
4%	3%
5%	3.5%
6%	4%
Employment, Severance or Change in Control Agreements
Employment Agreements
We currently maintain employment agreements with Messrs. Bodden and Hooker and Ms. Cougle. Each employment agreement generally provides for an initial one-year (in the case of Mr. Bodden and Ms. Cougle) or three-year (in the case of Mr. Hooker) term with automatic renewals for additional consecutive one-year periods, unless either party elects not to renew. Each employment agreement generally provides for an annualized base salary, as described above under “—Additional Narrative Disclosures—Base Salary,” and eligibility to participate in all benefit plans and programs. Each employment agreement also provides that our NEOs are eligible to receive annual bonuses based on company and individual performance metrics established by the Board of Directors, as described above under “—Additional Narrative Disclosures—Cash Bonuses.”
Each employment agreement provides for the following benefits upon a NEO’s termination of employment by the employer without “Cause,” as defined in the respective employment agreement: (i) for Mr. Bodden, (a) accrued base salary and earned but unpaid annual bonus (the “Accrued Benefits”), (b) a severance payment equal to one year of then-current annualized base salary, (c) a pro-rated bonus, (d) health insurance reimbursement for 12 months and (e) accelerated vesting of any unvested portion of his inducement equity and, if termination occurs with 12 months of a change in control of the Company, all unvested equity-based awards; (ii) for Ms. Cougle, (a) the Accrued Benefits, (b) a severance payment equal to one year of then-current annualized base salary, (c) a pro-rated bonus, (d) a health insurance reimbursement for 12 months and (e) accelerated vesting of any unvested portion of her inducement equity and, if termination occurs with 12 months of a change in control of the Company, all unvested equity-based awards; and (iii) for Mr. Hooker, (a) Accrued Benefits, (b) extended health benefits at Mr. Hooker’s expense as provided by state or federal law and (c) a severance payment equal to 18 months of base salary or the base salary that would have been paid through the end of the then current employment period, whichever is greater. Upon a resignation of employment by Mr. Bodden or Ms. Cougle for “Good Reason” (as defined in the applicable employment agreement), Mr. Bodden and Ms. Cougle are entitled to the same respective payments that would be due to them upon a termination without Cause. “Cause” is generally defined as the NEO’s: (i) failure or refusal to perform, or gross negligence in performing, the NEO’s obligations, (ii) fraud, (iii) material breach of Company policy; (iv) indictment or conviction; (v) breach of fiduciary duty or duty of loyalty; or (vi) material breach of the employment agreement; with additional grounds for “Cause” listed in Mr. Hooker’s employment agreement including insubordination or refusal to follow instructions of the board, acceptance of other employment, habitual drug or alcohol abuse, or conduct that could result in serious prejudice to the interests of the Company. “Good Reason” is generally defined as: (i) a material reduction in title, duties, authority, responsibilities, and reporting relationships; (ii) a material reduction in base salary; or (iii) the Company’s material breach of its obligations under the employment agreement.
If a NEO’s employment is terminated for any reason other than those described above, no further compensation and benefits will be provided following the termination of the NEO’s employment except for payment of the Accrued Benefits. The employment agreements also contain certain restrictive covenants, including provisions that generally prohibit each NEO from competing with or soliciting vendors, suppliers, customers or clients of us and our affiliates. These restrictions generally apply during the term of the NEO’s employment and for a period between 18 months and two years following the termination of such employment.
In connection with his resignation, Mr. Blossman ceased to serve as an executive officer. In connection with his termination of employment, he received severance benefits in the form of cash severance payments, COBRA assistance payments, and accelerated vesting of outstanding equity awards pursuant to a Severance Agreement dated June 28, 2022.
EQUITY COMPENSATION PLAN INFORMATION
The following table presents information about our Class A Common Stock that may be issued under the LTIP as of December 31, 2022.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (A)	Weighted-average exercise price of outstanding options, warrants and rights (B)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (A)) (C)
Equity compensation plans approved by security holders	—	—	—
Equity compensation plan not approved by security holders(1)	946,433	—	1,581,941
Total	946,433	—	1,581,941
(1)     Our only equity compensation plan is the LTIP. The LTIP was approved by our stockholders prior to our initial public offering (“IPO”) but has not been approved by our public stockholders. For further discussion of the respective awards, please see “Note 10—Equity—Equity Based Compensation” of the Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2022. In addition, a detailed description of the terms of the LTIP is available in our Registration Statement on Form S-1, last filed on August 3, 2017, under the heading “Executive Compensation—2017 Long-Term Incentive Plan.” To date, time-based restricted stock and performance-based restricted stock units have been granted under the LTIP.

PROPOSAL THREE — NON-BINDING APPROVAL OF EXECUTIVE COMPENSATION
Section 14A of the Exchange Act, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act, requires that issuers permit a separate non-binding “say on pay” stockholder vote to approve the compensation of executives at least every three calendar years. The Board recommends this vote should take place every year.
The proposal gives stockholders the opportunity to vote for or against the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, compensation tables and narrative discussion, is hereby APPROVED.”
Your vote is advisory, which means it will not be binding upon the Board and will not overrule any decision by the Board. However, the Compensation Committee may, in its sole discretion, take into account the outcome of the vote when considering future executive compensation arrangements.
We encourage you to carefully review the “Executive Compensation” section of this proxy statement for a detailed discussion of the Company’s executive compensation program.
Our compensation policies and procedures are designed to pay for performance in a way that is strongly aligned with the long-term interests of our stockholders. The Compensation Committee, which is composed entirely of independent directors, in consultation with our executive compensation consulting firm, oversees our executive compensation program. The Committee continually monitors our policies to ensure that they reward executives for results that are consistent with stockholder interests.
Our Board and our Compensation Committee believe that our commitment to these responsible compensation practices justifies a vote by stockholders “FOR” the resolution approving the compensation of our executives as disclosed in this proxy statement.
Vote Required
Approval of Proposal THREE requires the affirmative vote of the holders of a majority of the shares present, virtually or by proxy, and entitled to be voted at the Annual Meeting. Votes cast “FOR” or “AGAINST” and abstentions with respect to this Proposal THREE will be counted as shares entitled to vote on the Proposal. Broker non-votes are not taken into account in determining the outcome of the Proposal. A vote to ABSTAIN will have the effect of a vote AGAINST the Proposal.
Recommendation
The Board of Directors unanimously recommends that stockholders vote FOR the resolution approving, on a non-binding advisory basis, the compensation of our executives as disclosed in this proxy.

PROPOSAL FOUR—FREQUENCY OF NON-BINDING APPROVAL OF EXECUTIVE COMPENSATION
As described in Proposal Three above, stockholders are being provided the opportunity to cast an advisory vote on the compensation of executives. The advisory vote on executive compensation described in Proposal Three above is referred to as a “say on pay” vote. Section 14A of the Exchange Act, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act, requires that issuers permit, at least every six calendar years, a separate non-binding stockholder vote to determine how often future “say on pay” votes should take place: every year, every two years or every three years.
This Proposal Four, commonly known as a “say when on pay” or a “say on frequency” vote, gives stockholders the opportunity to vote for the frequency of future “say on pay” votes in response to the following resolution:
“RESOLVED, that stockholders of the Company indicate, by their vote on this resolution, whether the advisory vote on executive compensation required by Rule 14a-21(a) should take place every one year, every two years or every three years.”
Your vote is advisory, which means it will not be binding upon the Board and will not overrule any decision by the Board. However, the Compensation Committee may, in its sole discretion, take into account the outcome of the vote when considering the frequency of future “say on pay” votes.
As discussed in Proposal Three, our compensation policies and procedures are designed to pay for performance in a way that is strongly aligned with the long-term interests of our stockholders. The Board values opinions expressed by stockholders in “say on pay” votes and recognizes the importance of receiving regular input from stockholders on executive compensation.
As noted above, the choices available for casting your vote on this matter include every year, every two years or every three years.
Vote Required
Approval of Proposal Four requires the affirmative vote of the holders of a plurality of the shares present, virtually or by proxy, and entitled to be voted at the Annual Meeting. With respect to the resolution to provide a non-binding selection of the frequency of future votes on executive compensation, shares may be voted for a frequency of ONCE EVERY YEAR, ONCE EVERY TWO YEARS, ONCE EVERY THREE YEARS or to ABSTAIN. Broker non-votes are not taken into account in determining the outcome of this proposal. In voting for this matter, abstentions will have the same effect as a non-vote and will have no effect on the outcome of this vote. Because this vote is advisory only and not binding upon us or the Board, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.
Recommendation
The Board of Directors unanimously recommends that stockholders vote, on a non-binding advisory basis, FOR the resolution requiring a “say on pay” vote taking place once every year.

CORPORATE GOVERNANCE
Corporate Governance Guidelines
The Board of Directors believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to stockholders. The Company’s “Corporate Governance Guidelines” cover the following principal subjects:
•the size of the Board of Directors;
•qualifications and independence standards for the Board of Directors;
•director responsibilities;
•Board leadership;
•meetings of the Board and of non-management directors;
•committee functions and independence of committee members;
•compensation of the Board of Directors;
•self-evaluation and succession planning;
•ethics and conflicts of interest (a copy of the current “Code of Business Conduct and Ethics” is posted on the Company’s website at www.rangerenergy.com);
•stockholder communications with directors; and
•access to senior management and to independent advisors.
The Corporate Governance Guidelines are posted on the Company’s website at www.rangerenergy.com. The Corporate Governance Guidelines will be reviewed periodically and any proposed additions to, or amendments of, the Corporate Governance Guidelines will be presented to the Board of Directors for its approval.
The NYSE has adopted rules that require listed companies to adopt governance guidelines covering certain matters. The Company believes that the Corporate Governance Guidelines comply with the NYSE rules.
Board Leadership
The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that the optimal Board leadership structure may vary as circumstances warrant. Consistent with this understanding, non-management directors consider the Board’s leadership structure on an annual basis.
The positions of Chairman of the Board and Chief Executive Officer are held by two different individuals. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business and operations, while allowing our Chairman of the Board to lead the Board in its fundamental role of providing advice to and oversight of management. The Chairman of the Board provides leadership to our Board of Directors and works with the Board of Directors to define its structure and activities in the fulfillment of its responsibilities.
Six out of seven directors are independent under NYSE rules and all members of the Company’s Audit Committee are independent under SEC regulations for Audit Committee members. By meeting in executive sessions on a regular basis, the Company’s independent directors have the opportunity to identify and evaluate issues facing us, engaging in candid dialogue without management being present. The Board reevaluates the efficacy of its leadership structure at least annually.
Identification of Director Candidates
    It is the responsibility of the Nominating and Governance Committee of the Board of Directors to identify, evaluate and recommend nominees for election at the annual meeting of stockholders, as well as to fill vacancies or additions on the Board of Directors that may occur between annual meetings. The Board of Directors endeavors to recommend only director candidates who possess the highest personal values and integrity; who have experience and have exhibited achievements in one or more of the key professional, business, financial, legal and other challenges that face a U.S. independent oil and gas company; who exhibit sound judgment, intelligence, personal character and the ability to make independent analytical inquiries; who demonstrate a willingness to devote adequate time to Board of Director duties; and who are likely to be able to serve on the Board of Directors for a sustained period.

While the Board of Directors does not have a formal policy on diversity, it endeavors to achieve an overall balance of diversity of experiences, skills, attributes and viewpoints among our directors. The Board of Directors believes it has achieved that balance through the representation on the Board of Directors of members having experience in the oil and gas and oilfield services industries, accounting and investment analysis, and legal and corporate governance, among other areas. The Board of Directors does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship or any other legally protected status.
In identifying potential director candidates, the Board of Directors solicits recommendations from existing directors and senior management, to be considered by the Board of Directors along with any recommendations that have been received from stockholders as discussed in more detail below. The Board of Directors may also, in its discretion, retain, and pay fees to, a search firm to provide additional candidates.
Communications with the Board of Directors
Stockholders or other interested parties can contact any director, any committee of the Board or our non-management directors as a group, by writing to them c/o Melissa Cougle, Ranger Energy Services, Inc., 10350 Richmond Ave., Suite 550, Houston, Texas 77042. Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters will also be referred to members of the Audit Committee. All such communications will be forwarded to the appropriate member(s) of the Board.
Director Independence
The Company’s standards for determining director independence require the assessment of directors’ independence each year. A director cannot be considered independent unless the Nominating and Governance Committee and the Board of Directors affirmatively determine that he or she does not have any relationship with management or the Company that may interfere with the exercise of his or her independent judgment, including any of the relationships that would disqualify the director from being independent under the rules of the NYSE.
The Board of Directors has assessed the independence of each non-employee director under the Company’s guidelines and the independence standards of the NYSE. The Board of Directors affirmatively determined that each of Messrs. B. Agee, R. Agee, Austin, Kearney, Leykum and Shivram are independent.
In connection with its assessment of the independence of each non-employee director, the Board of Directors also determined that each of Messrs. B. Agee, R. Agee, Austin, Kearney and Shivram are independent as defined in Section 10A of the Exchange Act and under the standards set forth by the NYSE applicable to members of the Audit Committee.
Financial Literacy of Audit Committee and Designation of Financial Experts
The Nominating and Governance Committee of the Board of Directors evaluated each of the members of the Audit Committee for financial literacy and the attributes of a financial expert. The Board of Directors determined that each of the Audit Committee members is financially literate and that each satisfy the definition of “audit committee financial expert” as defined by the SEC. During the year ended December 31, 2022, the members of the Audit Committee were Messrs. Kearney (Chairman), Austin, and Dunn. Mr. Dunn will step down from the Board of Directors and will not be renominated at the Annual Meeting. Following the Annual Meeting, the members of the Audit Committee will be Messrs. Kearney (Chairman), Austin and Shivram.
Oversight of Risk Management
The Board of Directors as a whole oversees the Company’s assessment of major risks and the measures taken to manage such risks. For example, the Board of Directors:
•oversees the long-term strategic plans of the Company and assesses risks and efforts to mitigate such risks that would cause the Company to fail to achieve its strategic goals;
•reviews management’s capital spending plans, approves the Company’s capital budget and requires that management present for Board review significant departures from those plans;
•oversees management of the Company’s indirect exposure to commodity price fluctuations through regular review with executive management;
•monitors the Company’s liquidity profile and its compliance with the financial covenants contained in its borrowing arrangements; and

•has established specific dollar limits on the commitment authority of members of senior management for certain transactions and requires Board approval of expenditures exceeding that authority and of other material contracts and transactions.
The Company’s Audit Committee is responsible for overseeing the Company’s assessment and management of financial reporting and internal control risks, as well as other financial risks, such as the credit risks associated with counterparty exposure. The Audit Committee is responsible for discussing with management the Company’s significant financial risk exposures and the actions management has taken to monitor and control such exposures. Management and the Company’s independent registered public accounting firm report regularly to the Audit Committee on those subjects.
    The Company’s Compensation Committee is responsible for overseeing the Company’s overall compensation programs and policies for employees as they relate to risk management and risk taking initiatives.
Employee, Officer and Director Hedging
    Under the Company’s Insider Trading Policy, no director, officer or employee may engage in hedging or monetization transactions, whether director or indirect, involving the Company’s securities. Additionally, any such activities are prohibited regardless of whether they are in possession of material or non-public information. Transactions involving derivative securities, whether or not entered into for hedging or monetization purposes, may also create the appearance of impropriety in the event of any unusual activity in the underlying equity security.
Attendance at Annual Meetings
The Board of Directors encourages all directors to attend the annual meetings of stockholders, if practicable. All directors attended the 2022 Annual Meeting last year. We anticipate that substantially all of our directors will attend the 2023 Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following tables present certain information regarding the beneficial ownership of Common Stock as of the Record Date, by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each NEO of the Company, (iii) each nominee and director of the Company and (iv) all directors and executive officers as a group. Unless otherwise noted, the mailing address of each person or entity named below is 10350 Richmond Ave., Suite 550, Houston, Texas 77042.
As of the Record Date, the Company had 25,922,342 shares of Class A Common Stock, no shares of the Company’s Class B common stock (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”) outstanding.

	Shares Beneficially Owned by Certain Beneficial Owners and Management
	Class A Common Stock
	Number of	Voting Power
	Shares
5% Stockholders
CSL Entities (1)	7,203,069	28%
Bayou Well Holdings Company, LLC(2)	2,614,107	10%
T. Rowe Price Investment Management, Inc.(3)	3,882,758	15%
Encompass Capital Advisors LLC (4)	1,555,555	6%

Directors and Named Executive Officers:
Stuart N. Bodden	135,558	*
Melissa Cougle	36,036	*
Matthew Hooker	68,198
Brett T. Agee(5)	59,026	*
Richard E. Agee(5)	152,831	*
William M. Austin(6)	132,743	*
Gerald C. Cimador	—	*
Charles S. Leykum(7)	—
Krishna Shivram	59,026	*
Michael C. Kearney	56,754	*
Byron A. Dunn	42,908	*
Directors and executive officers as a group	743,080	3%
______________________________________________
*     Represents one percent or less of total voting power.
(1)    This information is based on the information provided to the Company by the stockholder and gives effect to the conversion of the Class B Common Stock to shares of our Class A Common Stock in October 2021 and the distribution of our Class A Common Stock to their investors upon the dissolution of certain CSL Entities. This information may differ from the ownership reported on Schedule 13D/A jointly filed by Charles Leykum and the other Reporting Persons stated therein with the SEC on September 22, 2021. Consists of 4,568,166 shares held by CSL Entities Fund II Preferred Holdings, LLC; 1,832,677 shares held by CSL Energy Opportunity Fund I, LP; 802,226 shares held by CSL Energy Opportunity Offshore Fund I, LP (collectively, the “CSL Entities”). The mailing address of each of the CSL Entities is 2500 Summer Street, Suite 1100, Houston, Texas 77007.
(2)    This information is based solely on Schedule 13D/A filed by Bayou Well Holdings Company, LLC (“Bayou Holdings”) with the SEC on February 25, 2022. Consists of 2,614,107 shares. The mailing address of Bayou Holdings is 1310 West Sam Houston Parkway, North, Houston, Texas 77043.
(3)     This information is based solely on Schedule 13G/A filed jointly by T. Rowe Price Investment Management, Inc. (“TRPIM”) and T. Rowe Price Small-Cap Value Fund, Inc. (“TRPSC”) with the SEC on February 14, 2023, reporting ownership as of December 31, 2022. TRPIM reported that, as an investment adviser, it beneficially owned 3,882,758 shares of Class A Common Stock, sole voting power with respect to 1,172,903 shares and sole dispositive power with respect to 3,882,758 shares and no shared voting or dispositive power. TRPA reported that, as an investment adviser, it beneficially owned 2,709,855 shares of Class A Common Stock, sole voting power with respect to 2,709,855 shares and no shared voting power, no shared dispositive power and no sole dispositive power. The mailing address of TRPIM and TRPSC is 101 E. Pratt Street, Baltimore, Maryland 21202.
(4)    This information is based solely on a Schedule 13G/A filed jointly by Encompass Capital Advisors LLC (“Encompass”) and Todd J. Kantor with the SEC on February 14, 2023. Encompass reported that it beneficially owned 1,555,555 shares of Class A Common Stock, shared voting power with respect to 1,555,555 shares of Class A Common Stock, shared power to dispose or direct the disposition of 1,555,555 shares of Class A Common Stock and no sole voting power and no sole power to dispose or direct the disposition of the shares. Todd J. Cantor reported that he beneficially owned 1,555,555 shares of Class A Common Stock, shared voting power with respect to 1,555,555 shares of Class A Common Stock, shared power to dispose or direct the disposition of 1,555,555 shares of Class A Common Stock and no sole voting power and no sole power to dispose or direct the disposition of the shares. The mail address of Encompass and Todd J. Kantor is 200 Park Avenue, 11th Floor, New York, NY 10166.

(5)    Bayou Holdings is controlled by Messrs. Brett and Richard E. Agee, each of whom is a manager of Bayou Holdings. Therefore, Messrs. Brett and Richard E. Agee may be deemed to share voting and dispositive power over the shares held by Bayou Holdings and may also be deemed to be the beneficial owner of such shares.
(6)    This includes 25,943 shares held by Austin Lee Ventures Ltd. Mr. Austin is the President of Austin Lee Ventures Ltd. and may be deemed to share voting and dispositive power over the shares and may also be deemed to be the beneficial owner of such shares.
(7)    All of the CSL Entities are managed by its managing member, Mr. Leykum. Therefore, Mr. Leykum may be deemed to share voting and dispositive power over the shares held by the CSL Entities and may also be deemed to be the beneficial owner of such shares. Mr. Leykum disclaims beneficial ownership of these shares in excess of his pecuniary interest therein.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and anyone beneficially holding 10% or more of a registered class of our equity securities to file reports with the SEC showing their holdings of, and transactions in, these securities. Except as discussed below, based solely on a review of copies of such reports, and written representations from each reporting person that no other reports are required, we believe that during 2022, all reporting persons filed the required reports on a timely basis under Section 16(a).
During the year ended December 31, 2022, CSL Capital Management was delinquent with respect to filing a Form 4 required in connection with the issuance of equity compensation for services rendered as a director of the Company which was settled by issuing restricted stock awards in August 2022.

TRANSACTIONS WITH RELATED PERSONS
Policies and Procedures for Review of Related Party Transactions
A “Related Party Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:
•any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors;
•any person who is known by us to be the beneficial owner of more than 5% of any class of our voting securities;
•any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of Class A Common Stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of Class A Common Stock; and
•any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.
Our Board of Directors adopted a written Related Party Transactions policy prior to the completion of our IPO. Pursuant to this policy, our Audit Committee has and will continue to review all material facts of all Related Party Transactions and either approve or disapprove entry into the Related Party Transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a Related Party Transaction, our Audit Committee takes into account, among other factors, the following: (i) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, (ii) the benefits of the transaction to the Company and the Related Person, (iii) the extent of the Related Person’s interest in the transaction, (iv) the nature of the interest of the Related Person and (v) whether the transaction may involve a conflict of interest. Further, the policy requires that all Related Party Transactions required to be disclosed in our filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.
There have been no Related Party Transactions since our IPO, where the procedures described above did not require review, approval or ratification or where these procedures were not followed. The Company entered into transactions with Wapati Energy, LLC, a privately held oil and natural gas company founded by Richard Agree, who serves as the Chairman of its board of directors and for which Brett Agee serves as its Co-President. Those transactions totaling $185,000 involved the sale of used Company equipment, including gooseneck trailers and iron pipe in July 2022, frac tanks in September 2022, and a rig in November 2022. In addition, the Company, after conducting an open bidding process, entered into a transaction totaling $600,000 with 32 Capital Ventures, a company owned by the Company’s former CEO serving between July 2014 and October 2016, former Chairman of the Board serving between October 2016 through May 2017, and uncle of a current employee, for the sale of used equipment including trucks, tractors, pipe trailers, pumps, winches, and other equipment in May 2022. The Company believes the terms of those transactions are comparable to terms that would have been reached by unrelated parties in arms-length transactions, the Company undertook an analysis to ensure the sales prices were at or above fair market value, and it followed its procedures for Related Party Transactions. There have not been any other transactions or series of similar transactions since January 1, 2022 to which the Company was or is a party in which the amount involved exceeded or exceeds $120,000 and in which any of the Company’s directors, executive officers, holders of more than 5% of any class of its voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described in “Executive Compensation” above and the transactions described or referred to above.
Registration Rights Agreement
In connection with our IPO, we entered into a registration rights agreement (the “Registration Rights Agreement”) with Ranger Energy Holdings LLC, Ranger Energy Holdings II, LLC, Torrent Energy Holdings, LLC and Torrent Energy Holdings II, LLC (together, the “Existing Owners”) and CSL Energy Opportunities II, L.P., CSL Energy Holdings II, LLC and Bayou Holdings (together, the “Bridge Loan Lenders”). The Registration Rights Agreement contains provisions by which we agree to register under the federal securities laws the offer and resale of shares of our Class A Common Stock by the Existing Owners and the Bridge Loan Lenders or certain of their affiliates or permitted transferees under the Registration Rights Agreement. These registration rights will be subject to certain conditions and limitations. We will generally be obligated to pay all registration expenses in connection with these registration obligations, regardless of whether a registration statement is filed or becomes effective.

Stockholders’ Agreement
In connection with our IPO, we entered into a stockholders’ agreement (the “Stockholders’ Agreement”) with the Existing Owners and the Bridge Loan Lenders. Among other things, the Stockholders’ Agreement provides CSL and Bayou Holdings with the right to designate nominees to our board of directors (each, as applicable, a “CSL Director” or “Bayou Director”) as follows:
•for so long as CSL beneficially owns less than 50% but at least 30% of our Common Stock, CSL has the right, but not the requirement, to nominate at least three members of the Board of Directors shall be CSL Directors;
•for so long as CSL beneficially owns less than 30% but at least 20% of our Common Stock, CSL has the right, but not the requirement, to nominate at least two members of the Board of Directors shall be CSL Directors;
•for so long as CSL beneficially owns less than 20% but at least 10% of our Common Stock, CSL has the right, but not the requirement, to nominate at least one member of the Board of Directors shall be a CSL Director; and
•once CSL beneficially owns less than 10% of our Common Stock, CSL will not have any Board designation rights.
In the event the size of our Board of Directors is increased or decreased at any time to other than eight directors, CSL’s nomination rights will be proportionately increased or decreased, respectively, rounded up to the nearest whole number.
Pursuant to the Stockholders’ Agreement we, the Existing Owners and the Bridge Loan Lenders will be required to take all necessary actions, to the fullest extent permitted by applicable law (including with respect to any fiduciary duties under Delaware law), to cause the election of the nominees of such CSL Directors.
In addition, the Stockholders’ Agreement provides that for so long as CSL beneficially owns at least 30% of our Common Stock, CSL will have the right to cause any committee of our Board of Directors to include in its membership at least one director designated by CSL, except to the extent that such membership would violate applicable securities laws or stock exchange rules. The rights granted to CSL to designate directors are additive to and not intended to limit in any way the rights that CSL may have to nominate, elect or remove our directors under our certificate of incorporation, bylaws or the Delaware General Corporation Law.
Series A Preferred Stock
On September 10, 2021, the Company entered into that certain Registration Rights Agreement by and among the Company and the Preferred Holders (as defined therein) (the “Series A Registration Rights Agreement”), in connection with the Series A Securities Purchase Agreement, by and between the Company, T. Rowe Price Small-Cap Value Fund, Inc. and the other purchasers thereto, pursuant to which we issued 6,000,001 shares of our Series A Preferred Stock as consideration for $42.0 million cash. Pursuant to the Series A Registration Rights Agreement, we agreed, among other things, to file with the SEC a shelf registration statement registering for resale an equivalent number of shares of our Class A Common Stock. The Series A Preferred Stock automatically converted into shares of the Company’s Class A Common Stock upon the effectiveness of the shelf registration statement on April 18, 2022.

AUDIT COMMITTEE REPORT
The information contained in this Audit Committee Report and references in this Proxy Statement to the independence of the Audit Committee members shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference in such filing.
The Audit Committee is a separately designated standing committee of the Board established in accordance with Section 3(a)(58)(A) of the Exchange Act and operates under a written charter adopted as of August 9, 2017, which is reviewed annually.
Management is responsible for our system of internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Audit Committee is responsible for monitoring (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements and (iii) the independence and performance of our independent registered public accounting firm.
The Audit Committee has reviewed and discussed with our management and the independent registered public accounting firm the audited consolidated financial statements in our 2022 Annual Report on Form 10-K including a discussion of the quality, not just the acceptability, of the accounting principles applied, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by standards of the Public Company Accounting Oversight Board (“PCAOB”).
Our independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent registered public accounting firm that firm’s independence.
Based on the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in our 2022 Annual Report on Form 10-K.

Audit Committee of the Board of Directors

Michael C. Kearney, Chairman William M. Austin, Member Byron A. Dunn, Member

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2024 ANNUAL MEETING

Type of Proposal	Rule 14a-8 proposals for inclusion in 2024 proxy statement	Other proposals and nominees to be presented at the 2024 annual stockholder meeting	Universal proxy card nominees for 2024 annual stockholder meeting
Rules	SEC rules and our bylaws permit stockholders to submit proposals for inclusion in our proxy statement if the stockholder and the stockholder’s proposal meet the requirements specified in SEC Rule 14a-8.
Our bylaws require that any stockholder proposal or director nomination that is not submitted for inclusion in next year’s proxy statement (under SEC Rule 14a-8), but is instead sought to be presented directly at next year’s annual meeting must be received at our principal executive offices no earlier than the close of business on the 120th day and no later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting.
SEC rules permit stockholders to solicit proxies in support of director nominees, other than our nominees, if the requirements of Rule 14a-19 are met.
Deadline for Submitting Proposal	Proposals must be received at our principal executive offices no later than Saturday, December 2, 2023.	Proposals must be received at our principal executive offices no earlier than January 13, 2024 and no later than February 12, 2024.	A notice that sets forth the information required by Rule 14a-19 must be received at our principal executive offices no later than March 13, 2024.
Where to Send Proposal	Ranger Energy Services, Inc., 10350 Richmond Avenue, Suite 550, Houston, Texas 77042
What to Include	Proposals must conform to and include the information required by SEC Rule 14a-8.	Proposals must include the information required by our bylaws.	Notice must include the information required by our bylaws as well as conform to and include the information required by SEC Rule 14a-19.
If the date of the 2024 annual meeting of stockholders is scheduled for a date that is more than 30 days before or more than 60 days after the anniversary date of the 2023 Annual meeting, the dates set forth above may change in accordance with the Company’s bylaws.
AVAILABILITY OF CERTAIN DOCUMENTS
A copy of our 2022 Annual Report on Form 10-K has been posted on the Internet along with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material. We will mail without charge, upon written request, a copy of our 2022 Annual Report on Form 10-K including exhibits. Please send a written request to Melissa Cougle at:
Ranger Energy Services, Inc.
10350 Richmond Avenue, Suite 550
Houston, Texas 77042
The charters for our Audit Committee and Compensation Committee, as well as our Corporate Governance Guidelines and our Code of Business Conduct and Ethics are in the “Corporate Governance” section of our corporate website, which is www.rangerenergy.com, and are also available in print without charge upon written request to Melissa Cougle at the address above.
Stockholders residing in the same household who hold their stock through a bank or broker may receive only one set of proxy materials in accordance with a notice sent earlier by their bank or broker. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household. We will promptly deliver a separate copy of the proxy materials to such stockholders upon receipt of a written or oral request to Melissa Cougle at the address above, or by calling (866) 648-8133.
If you hold your shares in street name and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

INTERNET
Go To: **www.proxypush.com/RNGR**
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

PHONE Call **1-866-307-0791**
- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

MAIL
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

You must register to attend the meeting online and/or participate at www.proxydocs.com/RNGR

Ranger Energy Services, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of March 13, 2023

TIME: Friday, May 12, 2023 10:00 AM, Central Daylight Time
PLACE: Annual Meeting to be held live via the Internet
Please visit www.proxydocs.com/RNGR for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Stuart N. Bodden and Melissa Cougle (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Ranger Energy Services, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Ranger Energy Services, Inc.

Annual Meeting of Stockholders

Please make your marks like this: X

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3
FOR 1 YEAR ON PROPOSAL 4

PROPOSAL	YOUR VOTE				BOARD OF DIRECTORS RECOMMENDS
1. To elect the two nominees, Stuart N. Bodden and Richard E. Agee, as Class II directors to the Company's Board of Directors, each of whom will hold office until the 2026 Annual Meeting of Stockholders and until his successor is elected and qualified or until the earlier of death, resignation or removal.	FOR	WITHHOLD			
1.01 Stuart N. Bodden	☐	☐			FOR
1.02 Richard E. Agee	☐	☐			FOR
	FOR	AGAINST	ABSTAIN		
2. To ratify the appointment of Grant Thornton, LLP as the Company's independent registered public accounting firm for 2023.	☐	☐	☐		FOR
3. To provide non-binding approval of executive compensation.	☐	☐	☐		FOR
	1YR	2YR	3YR	ABSTAIN	
4. To provide a non-binding selection of the frequency of future votes on executive compensation.	☐	☐	☐	☐	1 YEAR

You must register to attend the meeting online and/or participate at www.proxydocs.com/RNGR

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date